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                                                                    EXHIBIT 4.04

                           CBS EMPLOYER SERVICES, INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT

        CBS EMPLOYER SERVICES, INC., a Texas corporation (the "Company"), hereby grants this [_____] day of [____________], 2002 (the "Grant Date"), to [Name of Employee] (the "Employee"), an option (this "Option") to purchase a maximum of ______________ shares ("Total Option Shares") of the Company's Class A Common Stock, $0.001 par value per share (the "Common Stock"), at the price of [$_______] per share, on the following terms and conditions:

        1. Grant Under 2000 Stock Option/Stock Issuance Plan. This Option is granted pursuant to and is governed by and subject to the Company's 2000 Stock Option/Stock Issuance Plan, as Amended and Restated (the "Plan"), the terms and conditions of which are incorporated herein by this reference. Unless the context otherwise requires, capitalized terms used herein shall have the same meaning as in the Plan. Determinations made pursuant to the Plan in connection with this Option shall be governed by the Plan as it exists on the date of this Non-Qualified Stock Option Agreement ("Agreement").

        2. Grant as Non-Qualified Stock Option, Other Options. This Option is a Non-Qualified Stock Option and is not intended to qualify as an incentive stock option ("ISO") within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"). This Option is in addition to any other options heretofore or hereafter granted to the Employee by the Company, but a duplicate original of this instrument shall not effect the grant of another option.

        3. Exercise of Option and Provisions for Termination.

           (a) Vesting Schedule. Except as otherwise provided in this Agreement, and subject to all other terms and conditions of this Agreement, so long as the Employee has continued to be employed by the Company, thirty-three and one-thirds percent (33-1/3%) of the Total Option Shares will vest on [the first anniversary of the Grant Date] (the "First Vesting Date"); then two and seventy seven hundredths percent (2.77%) of the Total Option Shares will vest on each monthly anniversary of the First Vesting Date until 100% vested. On Employee's termination of employment, the Option will either cease to vest or, if Employee has been actively employed by the Company for one year or more and became totally disabled or die as provided in Subparagraph 9B of the Plan, accelerate in full. Following Employee's termination of employment, Employee may exercise the Option only as provided in Paragraph 12 of the Plan. Vesting may also be suspended in accordance with Company policies, as described in Subparagraph 9A of the Plan. Unless this Option terminates earlier, this Option may be exercised prior to the seventh anniversary of the Grant Date (hereinafter the "Expiration Date"). The right of exercise shall be cumulative so that if the Option is not exercised to the maximum extent permissible as of an applicable date, it shall be exercisable, in whole or in part, with respect to all shares not so purchased at any time prior to the Expiration Date or the earlier termination of this Option. Notwithstanding any other provision of this Agreement or the Plan, this Option may not be exercised at any time on or after the Expiration Date.

           (b) Method of Exercise. Subject to the terms and conditions set forth in this Agreement, this Option shall be exercised by following the exercise procedures established by the Company. This Option may be exercised only with respect to vested shares. Payment of the Exercise Price for the Shares may be made in cash (by check) and/or, if a public market exists for the Company's


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Common Stock, by means of a Same-Day-Sale commitment. Employee understands and agrees that the Company may be required to withhold taxes upon exercise of this Option.

           (c) Continuous Employment Required. Except as otherwise provided in this Paragraph 3, this Option may not be exercised unless the Employee, at the time he or she exercises this Option, is, and has been at all times since the Grant Date, an employee of the Company. For all purposes of this Agreement, (i) "employee" and "employment" shall be defined in accordance with the provisions of Treasury Regulation Section 1.421-7(h) under the Code, or any successor regulations, (ii) employment by a parent or subsidiary corporation of the Company shall be deemed to be employment by the Company and (iii) if this Option shall be assumed or a new option substituted therefor in a transaction to which
Section 424(a) of the Code applies, employment by such assuming or substituting corporation (hereinafter a "Successor Corporation") shall be considered for all purposes of this Option to be employment by the Company. As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation", respectively, as those terms are defined in Sections 424(e) and 424(f) or successor provisions of the Code.

        4. No Special Employment Rights. Nothing contained in the Plan or this Agreement shall be construed or deemed by any person under any circumstances to obligate the Company to continue the employment of the Employee for any period.

        5. Miscellaneous.

           (a) Except as otherwise expressly provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Employee.

           (b) All notices under this Agreement shall be delivered by hand, sent by commercial overnight courier service or sent by registered or certified mail, return receipt requested, and first-class postage prepaid, to the parties at their respective addresses set forth beneath their names below or at such other address as may be designated in a notice by either party to the other. Notwithstanding the foregoing, any notice sent to such an address in a country other than that from which the notice is sent may be sent by telefax, telegram or commercial air courier.

           (c) Each provision of this Agreement shall be considered separable. The invalidity or unenforceability of any provision shall not affect the other provisions, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

           (e) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

           (f) The failure of the Company or the Employee to insist upon strict performance of any provision hereunder, irrespective of the length of time for which such failure continues, shall not be deemed a waiver of such party's right to demand strict performance at any time in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation or provision hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.


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           (g) Except for the right of any party to apply to a court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other equitable relief to preserve the status quo or prevent irreparable harm pending the selection and confirmation of an arbitrator, any controversy or claim arising out of or relating to this Agreement, including without limitation claims under the Americans with Disabilities Act, the Age Discrimination in Employment Act of 1967, as amended, Title VII of the Civil Rights Act of 1964 as amended, or any other applicable state or federal statutory or common law; shall be resolved by arbitration in Fort Worth, Texas, in accordance with the governing rules of the American Arbitration Association (the "AAA"). A demand for arbitration shall be filed with the AAA during the term, or within six months after termination or expiration, of this Agreement. The arbitrator shall have the authority to permit discovery, to the extent deemed appropriate by the arbitrator, upon the request of a party and to grant any type of injunctive relief as well as award damages; provided, however, the arbitrator shall have no authority to award multiple or punitive damages. The costs of the arbitration proceeding, including the fee of the arbitrator, shall be borne equally by the parties. Each party shall bear the costs of its own counsel. Judgment upon the award entered may be enforced by any court of competent jurisdiction.

Date of Grant: [__________]

                                       CBS EMPLOYER SERVICES, INC.


                                       By: __________________________________
                                       Title: _______________________________

                                       Address:
                                       ______________________________________
                                       ______________________________________


                              EMPLOYEE'S ACCEPTANCE

        The undersigned hereby accepts this Option and agrees to the terms and conditions of this Agreement. The undersigned hereby acknowledges receipt of a copy of the Company's 2000 Stock Option/Stock Issuance Plan, as Amended and Restated.

                                       [Name of Employee]

                                       ______________________________________
                                       Signature

                                       Address:

                                       ______________________________________

                                       ______________________________________


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